Exhibit 99.2

INDEX TO FINANCIAL STATEMENTS

Page

Financial Statements (unaudited)

Condensed Consolidated Balance Sheets	F-1

Condensed Consolidated Statements of Income	F-2

Condensed Consolidated Statements of Cash Flows	F-3

Notes to Condensed Consolidated Financial Statements	F-4 to F-12

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	March 31	December 31
	2012	2011
Assets
Cash	$82,410	$198,500
Accounts receivable	300,211	143,557
Prepaid expenses	-	24,512
Other current assets	6,498	5,842
Total Current Assets	389,119	372,411

Property and Equipment	448,408	445,106
Accumulated Depreciation	(102,396)	(92,607)
Property and Equipment, net	346,012	352,499

Other assets	8,865	8,865
Finance costs, net	2,722	2,804
	11,587	11,669

Total Assets	$746,718	$736,579

Liabilities and Stockholders' Deficit
Accounts payable	$227,183	$195,901
Accrued expenses	22,086	23,266
Accrued payroll	142,003	73,685
Line of credit	133,500	98,500
Current maturities of long term debt	34,120	283,640
Advances on convertible promissory notes	258,040	170,000
Unearned revenue	6,900	32,988
Total Current Liabilities	823,832	877,980
Long term debt, net of current portion	209,257	218,417
Total Liabilities	1,033,089	1,096,397

Commitments

Stockholders' Deficit:
Common stock ($.001 par value, 75,000,000 shares authorized,	34,018	13,199
34,018,230 shares and 13,199,219 issued and outstanding at
March 31, 2012 and December 31, 2011, respectively)
Additional paid-in capital	1,289,506	754,319
Accumulated deficit	(1,609,895)	(1,127,328)
Total Stockholders'Deficit	(286,371)	(359,818)

Total Liabilities and Stockholders' Deficit	$746,718	$736,579

The accompanying notes are an integral part of these condensed consolidated financial statements.

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(for the three months ended)
	March 31	March 31
	2012	2011

Net Revenues	$605,830	$316,064

Cost of Revenues	431,120	81,456
Gross Profit	174,710	234,608

Operating Expenses
Selling and administrative expenses	609,270	163,509
Research and development	32,213	20,665
Depreciation and amortization	9,872	7,392
Total Operating Expenses	651,355	191,566

Income (Loss) before interest expense, net	(476,645)	43,042
Interest Expense, net	5,922	6,318

Income (Loss) before provision for income taxes	(482,567)	36,724

Provision for income taxes	-	-

Net Income (Loss)	$(482,567)	$36,724

Net Earnings Per Share attributable to common stockholders
basic and diluted	$(0.01)	$0.00
Weighted Average Number of Shares Outstanding
basic and diluted	32,231,559	13,199,219

The accompanying notes are an integral part of these condensed consolidated financial statements.

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(for the three months ended)

	March 31	March 31
	2012	2011
Cash flows from Operating Activities:
Net income (loss)	$(482,567)	$36,724
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depreciation and amortization	9,872	7,392
Change in operating assets and liabilities:
Accounts receivable	(156,654)	50,694
Prepaid expenses	24,512	(24,512)
Other assets	(657)	(7,389)
Unearned revenue	(26,088)	32,988
Accounts payable and accrued liabilities	98,419	204,617
Cash provided by (used in) operating activities	(533,163)	300,514

Investing Activities:
Purchases of property and equipment	(3,302)	(47,016)
Cash used in investing activities	(3,302)	(47,016)

Financing Activities:
Borrowings from debt obligations	35,000	-
Repayments of debt obligations	(8,680)	(10,911)
Issuance of stock for cash	143,907	-
Advances on stock subscriptions	250,148	-
Payments of stockholder distributions	-	(62,995)
Cash provided by (used in) financing activities	420,375	(73,906)

Increase (decrease) in cash and cash equivalents	(116,090)	179,592
Cash and cash equivalents at beginning of period	198,500	54,791
Cash and cash equivalents at end of period	$82,410	$234,383

Supplemental schedule of cash paid during the period for:
Interest	$5,888	$6,322
Income Taxes	$-	$-
Supplemental schedule of financing activities:
Issuance of stock to repay debt	$563,907	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 1 – NATURE OF BUSINESS

Health Revenue Assurance Associates, Inc. (the “Company” or “HRAA”) is engaged in providing medical coding consulting services pertaining to hospitals and other health care related service providers throughout the United States. The services provided include general consulting, education, training, medical coding auditing, and actual medical coding input services.

On February 10, 2012, the Company entered into a Merger agreement with Anvex International, Inc. (a public company) which was treated for accounting purposes as a reverse Merger with the Company considered the accounting acquirer.  Each share of the Company’s common stock was exchanged for the right to receive approximately 1,271 shares of Anvex’s common stock. Before their entry into the Merger Agreement, no material relationship existed between Anvex or Acquisition Sub and HRAA.

On April 13, 2012, the Company’s Board of Directors unanimously approved a change in the Company’s name from Anvex International, Inc. to Health Revenue Assurance Holdings, Inc.

On April 13, 2012, the Company’s Board of Directors authorized a 12.98 for 1 split of its common stock to stockholders of record as of April 13, 2012.  Shares resulting from the split were issued on April 26, 2012.  In connection therewith, the Company transferred $32,747 from additional paid in capital to common stock, representing the par value of additional shares issued.  As a result of the stock split, fractional share were rounded up.  All share and per share amounts for all periods presented have been retroactively adjusted to reflect the stock split.

Dream Reachers, LLC. (“Dream Reachers”), a subsidiary of the Company, is engaged in the holding of real estate used by the Company.

 2 – GOING CONCERN AND LIQUIDITY

The Company’s future success is dependent upon its ability to achieve profitable operations and generate cash from operating activities, and upon additional financing. Management believes they can raise the appropriate funds needed to support their business plan and develop an operating company which is cash flow positive.

However, the Company has working capital deficits, debt outstanding, significant payables, incurred substantial net losses and has an accumulated deficit. The Company has not been able to generate sufficient cash from operating activities to fund its ongoing operations.  There is no guarantee that the Company will be able to generate enough revenue and/or raise capital to support its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The condensed consolidated financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities that might result should the Company be unable to continue as a going concern.

  3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (all of which are of a normal recurring nature) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2012 are not indicative of the results that may be expected for the year ending December 31, 2012 or for any other future period.   These condensed consolidated financial statements and the notes thereto should be read in conjunction with the audited financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission (the “SEC”) on April 16, 2012 (our “10-K”)

Basis of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Health Revenue Assurance Associates and the accounts of its Variable Interest Entity (“VIE”), Dream Reachers, LLC. All significant inter-company transactions and balances are eliminated in consolidation.

Consolidation of Variable Interest Entities

Effective January 1, 2010, the Company adopted new provisions of the consolidation guidance included in Accounting Standards Codification 810, Consolidations, that amended the consolidation guidance applicable to VIEs and the definition of a VIE, and requires enhanced disclosures to provide more information about an enterprise's involvement in a VIE. Under the consolidation guidance, the Company must make an evaluation of these entities to determine if they meet the definition of a VIE. Generally, a VIE is an entity with one or more of the following characteristics: (a) the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i) the ability to make decisions about an entity's activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests and substantially all of the entity's activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights. The approximate carrying amount and classification of the assets and liabilities of the Company’s VIE, Dream Reachers, LLC included in the Consolidated Balance Sheets are as follows:

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	March 31, 2012	December 31, 2011
Total assets	$229,000	$230,000
Total liabilities	$185,000	$185,000

Use of Estimates

Management uses estimates and assumptions in preparing financial statements.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could differ from those estimates. Significant accounting estimates reflected in the Company’s consolidated financial statements include revenue recognition, valuation of accounts receivable, and useful lives of property and equipment.

Cash

For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The Company’s cash balances are maintained at various banks that are insured by the Federal Deposit Insurance Corporation subject to certain limitations.

Revenue Recognition

The Company utilizes the specific performance method of recognizing its revenues.

A significant portion of the Company’s revenue is generated from providing medical coding audit services.   Auditing revenue is billed in accordance with the contract, generally at 3 benchmarks which coincide when work is performed.  Below is a description of general listing of benchmarks and work phases associated with the Company’s audit services:

●
Planning Phase - work commences prior to and as soon as the contract is signed and generally lasts 4 weeks or more. It includes a thorough review and understanding of the client’s business model and existing medical coding systems, the design and setting of the audit scope, scheduling of the job, assignment of audit staff, determination of the appropriate audit sample size and sampling methods to be employed, and other requirements specific to a given contract. The planning phase also includes the determination of deliverables as defined in the contract or that may be appropriate given the client’s circumstances.  These deliverables generally consist of a listing of coding errors, training results, and a final overall report.  The Company generally invoices and recognizes 50% of the contract value at the completion of the Planning Phase as specific pre field work services have been rendered and completed at the end of this phase, the value of this portion of the contract price has been predetermined, and collectability is reasonably assured.

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

●
Field Work Phase – is performed at the client location and generally lasts one week and encompasses actual testing of sample claims preselected in the Planning Phase.  The auditor generally loads the selected claims into the Company’s proprietary software and audits each claim record by reviewing actual medical records. The software assists the auditor in determining proper classifications and allows the auditor to compare the proper classification against what was filed in the submission made by the client to Medicare.  Notes and comments are recorded and audit reports are generated.  The Company generally invoices and recognizes 40% of the contract value at the completion of the Field Work Phase as specific audit service has been rendered and its value is predetermined based on the contract.

●
Reporting Phase – includes a summary of audit findings, exit conference with clients, and any other specific deliverables as determined by the contract. The Company generally invoices and recognizes the remaining 10% of the contract value at the completion of the Report Phase.

An insignificant amount of the Company’s revenue is derived from consulting, training and coding services provided. Revenue from these revenue streams is recognized after services are provided based on the quoted and agreed upon fee contained in its contracts.

Dream Reachers, LLC, owns the Company’s offices and is the borrower on a mortgage loan related to such offices.  Dream Reachers, LLC does not engage in real estate rental business.  Its offices are utilized by HRAA at no cost and HRAA pays the related mortgage’s principal and interest, taxes and maintenance.   Dream Reachers has been treated as a Variable Interest Entity for accounting purposes in the Company’s consolidated financial statements.

Accounts Receivable

Accounts receivable are stated at the amounts management expects to collect.  An allowance for doubtful accounts is recorded based on a combination of historical experience, aging analysis and information on specific accounts.  Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  Management has determined that no allowance is required at March 31, 2012 and December 31, 2011.

Property and Equipment

Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over estimated useful asset lives, which range from 5 to 39 years.  Repairs and maintenance are expensed, while additions and betterments are capitalized.  The cost and related accumulated depreciation of assets sold or retired are eliminated from the accounts and any gains or losses are reflected in earnings.

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Research and development

Research and software development costs are expensed as incurred.

Long-Lived Assets

The Company reviews the carrying value of its long-lived assets whenever events or changes in circumstances indicate that the carrying values may no longer be appropriate.  Recoverability of carrying values is assessed by estimating future net cash flows from the assets.  Based on management's evaluations, no impairment charge was deemed necessary. Impairment assessment inherently involves judgment as to assumptions about expected future cash flows and the impact of market conditions on those assumptions.  Future events and changing market conditions may impact management's assumptions as to sales prices, rental rates, costs, holding periods or other factors that may result in changes in the Company’s estimates of future cash flows.  Although management believes the assumptions used in testing for impairment are reasonable, changes in any one of the assumptions could produce a significantly different result.

Advertising

The cost of advertising is expensed as incurred. Advertising and marketing expenses amounted to approximately $37,000 and $19,000 for the three months ended March 31, 2012 and 2011, respectively.

Income Taxes

The Company has elected to convert from a Subchapter S corporation for Federal income tax purposes to a C corporation effective October 21, 2011.  Accordingly, the Company's income or losses are passed through to its shareholder through October 21, 2011.  The Company will absorb the tax effects of any income or losses subsequent to the date of conversion to a C Corporation and in future years. Federal income tax returns for years prior to 2008 are no longer subject to examination by tax authorities.

A deferred tax asset of approximately $358,000 would result from the C Corporation losses totaling $917,000 as of March 31, 2012. These losses would begin to expire in December 31, 2032. A valuation allowance has been applied because the Company is unsure when they will be able to use the losses.

We evaluated our material tax positions and determined that we did not have any uncertain tax positions requiring recognition of a liability. Our policy is to recognize interest and penalties accrued on uncertain tax positions as part of income tax expense. For the three months ended March 31, 2012 and 2011, no estimated interest or penalties were recognized for the uncertainty of certain tax positions.

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Earnings Per Share

The Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 260-10 requires the presentation of basic earnings per share and diluted earnings per share.

The Company’s basic earnings per ordinary share is based on net income for the relevant period, divided by the weighted average number of ordinary shares outstanding during the period.   Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted into common shares.  There were no potential dilutive shares.

Segment Reporting

Financial Accounting Standards Board (“FASB”) ASC Topic 280, Segment Reporting (“ASC 280”), establishes standards for the way public business enterprises report information about operating segments. ASC 280 also establishes standards for related disclosures about products and services, geographic areas and major customers. The Company has determined that based on these criteria it only operates one segment, consulting services, as all other services do not meet the minimum threshold for separate reporting of a segment.

 4 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of March 31, 2012:

2012
Building and improvements	$227,603
Furniture	119,811
Equipment	100,994
448,408
Less - Accumulated depreciation	102,396
Total	$346,012

Depreciation expense for the three months ended March 31, 2012 and 2011 was approximately $9,800 and $7,300, respectively.

 5 – LINE OF CREDIT

The Company has a $150,000 revolving line of credit with a bank for its general working capital needs. The line of credit is secured by all business assets, collateral, and personal guarantees. The line of credit has an open ended maturity date, is automatically renewed unless cancelled, and incurs interest at the Bank’s prime rate plus 3%. The Bank’s prime rate of interest at March 31, 2012 was 3.25%.

 6 – LONG TERM BORROWINGS

The Company has a term loan with a bank whose proceeds were used for general working capital needs (the “Term Loan”).  The Term Loan was established in March 2009 as a result of a conversion of a revolving line of credit.  The Term Loan is personally guaranteed by one of the Company’s stockholders and is collateralized by the assets of the Company.  Payments of principal and interest are approximately $2,700 per month. The Term Loan matures in five years and incurs interest at the rate of 6.75% per annum.  Balances due as of March 31, 2012 was approximately $59,000.

Dream Reachers, LLC (a VIE) has a mortgage related to certain real estate which houses the Company’s main offices in Plantation, Florida.   The loan originated July, 2010 in the amount of $192,500 and matures July 2020, when a balloon principal payment of approximately $129,000 becomes due.  The loan is collateralized by the real estate and is personally guaranteed by one of the stockholders of the Company and all members of Dream Reachers, LLC. Interest is fixed at 6.625% for the first five years of the loan, and converts to an adjustable rate for the second five years at the Federal Funds Rate plus 3.25%, as established by the United State Federal Reserve.   The balance under this mortgage loan as of March 31, 2012 was approximately $184,000.  Monthly payments for principal and interest are approximately $1,500 until July 2015, when the total monthly payment may vary due to the adjustable interest rate provision in the note.

On October 21, 2011, the Company entered into a second Bridge Loan agreement (the “Bridge Loan”) in the amount of $250,000 with a third party lender. The primary purpose was to repay the Initial Bridge Loan and to pay for certain professional fees in connection with the reverse merger with Anvex International, Inc.  Upon the closing of the transaction, all interest accrued but not paid was deemed cancelled and paid in full and the entire principal amount of the note was automatically converted into an aggregate of 103,523 shares of common stock at a conversion price of $2.415 per share which is equal to a discount of 25% of the Purchase Price. The loan was converted to stock in February 2012.

Future annual principal payments for the twelve months ending March 31 are as follows:

2012	$34,120
2013	36,134
2014	6,089
2015	6,511
2016	6,962
Thereafter	153,561
Total	$243,377

 7 – ADVANCE ON CONVERTIBLE PROMISSORY NOTES

In December 2011, the Company received a deposit of $170,000, less subscription costs of approximately $25,000.  This deposit was an advance on three convertible promissory notes totaling approximately $314,000 signed on February 2, 2012.  These loans were to mature in August 2012 but were converted into stock. The Company received an additional $258,000 in the first quarter that was converted to stock in April 2012.

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 8 – COMMITMENTS

The Company leases certain office equipment under non cancelable operating lease arrangements.  Monthly payments under the lease agreements are approximately $600 as of December 31, 2011.

On September 1, 2011, the Company entered into a commercial lease agreement for additional office space.  The lease term is one year with five successive one year renewal options. Lease payments during the first year are approximately $2,500 for one month and $4,400 for the remaining eleven months.  The lease payment amount for any future renewal terms is to be mutually agreed to by the Company and the lessor.

Future minimum lease payments under these leases are as follows

Twelve Months Ending March 31:

2013	24,400
Total	$24,400

 9 – CONCENTRATIONS

Sales to two customers were approximately 41% and 18% of net sales for the three months ended March 31, 2012.  Sales to one customer were approximately 18% of net sales for the three months ended March 31, 2011, respectively.

Two vendors represented approximately   32% and 13% of the outstanding Accounts Payable balance as of March 31, 2012.

Three customers represented approximately  27%, 21%, 14% of the Accounts Receivable as of March 31, 2012.

10 - SUBSEQUENT EVENTS

On May 4, 2012, the Company initiated a lawsuit against Mr. Siddel, an employee of the Company, in United States District Court for the Southern District of Florida seeking a declaration of its obligations to pay severance under the terms of its existing employment agreement.  On May 8, 2012, the Company terminated the employment of Mr. Siddel and subsequently amended its complaint to enforce certain non competition clauses contained in the agreement.  In accordance with the terms of agreement, the Company may be exposed to severance compensation in the amount of $350,000.  The Company intends to contest this potential severance related compensation vigorously.  As of March 31, 2012 the Company has not accrued any of the compensation since it does not believe that any is due or payable.

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On May 14, 2012 the Company received $275,000 related to four convertible notes. The term of each note is 12 months. Interest is computed at 6% based on a 360 day year and is payable on the maturity date. Interest is due and payable only if the notes are repaid in cash. These notes may be converted to common stock at a conversion rate of $.10 per share at any time after 30 days.